EXHIBIT 14

Organizational Chart

Company	Domiciled	Ownership	%
Aktiengesellschaft Assuricum	Switzerland	Zurich Insurance Company	99.60
Allied Zurich Holdings Limited	CI	Zurich Group Holding	100.00
Allied Zurich PLC	UK	Zurich Financial Services	100.00
American Guarantee & Liability Insurance Co.	NY	Zurich American Insurance Company	100.00
American Zurich Insurance Company	IL	Steadfast Insurance Company	100.00
Assurance Company of America	NY	Maryland Casualty Company	100.00
BG Investments Ltd.	BDA	Aktiengesellschaft Assuricum	04.58
BG Investments Ltd.	BDA	Zurich Insurance Company	95.42
Centre Financial Services Holdings Limited	BDA	Centre Group Holdings Limited	100.00
Centre Group Holdings (US) Limited	DE	Centre Reinsurance Limited	100.00
Centre Group Holdings Limited	BDA	CMSH Limited	100.00
Centre Insurance Company	DE	Centre Solutions Holdings (Delaware) Limited	100.00
Centre Life Insurance Company	MA	Centre Solutions (US) Limited	100.00
Centre Reinsurance (US) Limited	BDA	Centre Reinsurance Holdings (Delaware) Limited	100.00
Centre Reinsurance Holdings (Delaware) Limited	DE	Orange Stone Reinsurance	100.00
Centre Reinsurance Limited	BDA	Centre Solutions (Bermuda) Limited	100.00
Centre Solutions (Bermuda) Limited	BDA	Centre Group Holdings Limited	100.00
Centre Solutions (US) Limited	BDA	Centre Group Holdings (US) Limited	100.00
Centre Solutions Holdings (Delaware) Limited	DE	Centre Solutions (US) Limited	100.00
CMSH Limited	BDA	Zurich Insurance Company	64.70
CMSH Limited	BDA	Zurich International (Bermuda) Ltd.	35.30
Colonial American Casualty & Surety Co.	MD	Fidelity & Deposit Company of Maryland	100.00
Constellation Reinsurance Company	NY	Centre Reinsurance Holdings (Delaware) Limited	100.00
Crown Management Services Limited	DE	Orange Stone Holdings	100.00
Daniels-Head Insurance Services, Inc.	TX	Daniels Head Management	100.00
Daniels Head Management	TX	Specialty Producer Group, Inc.	100.00
Disability Management Services, Inc.	CT	Centre Reinsurance Limited	40.00
Diversified Specialty Risk	TX	American Guarantee & Liability Insurance Co.	100.00
Empire Fire & Marine Insurance Company	NE	Zurich American Insurance Company	100.00
Empire Indemnity Insurance Company	OK	Zurich American Insurance Company	100.00
Empire Management Services, Inc.	NE	Empire Fire & Marine Insurance Company	100.00
Farmers Group, Inc.	NV	Zurich Group Holding	86.625
Farmers Group, Inc.	NV	Allied Zurich Holdings Limited	10.00
Farmers Group, Inc.	NV		03.375
Farmers New World Life Insurance Company	WA	Farmers Group, Inc.	100.00
Farmers Reinsurance Company	CA	Farmers Group, Inc.	100.00
Fidelity & Deposit Company of Maryland	MD	Zurich American Insurance Company	100.00
Fire Underwriters Association	CA	Farmers Group, Inc.	100.00
Kemper Corporation	DE	Zurich Holding Company of America	100.00
Kemper Investors Life Insurance Company	IL	Kemper Corporation	100.00
Kemper Portfolio Corp.	DE	Kemper Corporation	100.00
Kemper Real Estate Management Co.	DE	Kemper Corporation	100.00
Keswick Realty, Inc.	IL	Zurich Services Corporation	100.00
KFC Portfolio Corp.	DE	Kemper Corporation	100.00
Maine Bonding and Casualty Co.	ME	Maryland Casualty Company	100.00

Company	Domiciled	Ownership	%
Maryland Casualty Company	MD	Zurich American Insurance Company	100.00
Maryland Insurance Company	TX	Maryland Casualty Company	100.00
Minnesota Marketing Center	MN	Empire Fire & Marine Insurance Company	100.00
National Standard Insurance Company	TX	Maryland Casualty Company	100.00
Northern Insurance Company of New York	NY	Maryland Casualty Company	100.00
Orange Stone Holdings	IRE	CMSH Limited	100.00
Orange Stone Reinsurance	IRE	Crown Management Services Limited	100.00
Risk Enterprise Management Limited	DE	Zurich Insurance Company	100.00
Robert Hampson, Inc.	CN	Zurich Holding Company of America	100.00
Specialty Producer Group II	DE	Zurich Holding Company of America	100.00
Specialty Producer Group, Inc.	DE	American Guarantee & Liability Insurance Co.	79.00
Steadfast Insurance Company	DE	Zurich American Insurance Company	100.00
THIC Holdings LLC	NH
Truck Underwriters Association	CA	Farmers Group, Inc.	100.00
Truckwriters, Inc.	NE	Empire Fire & Marine Insurance Company	80.00
Universal Underwriters Acceptance Corp.	KS	Zurich Holding Company of America	100.00
Universal Underwriters Insurance Company	KS	Zurich American Insurance Company	100.00
Universal Underwriters Insurance Services, Inc.	MA	Universal Underwriters Management Company	100.00
Universal Underwriters Insurance Services of Alabama, Inc.	AL	Universal Underwriters Management Company	100.00
Universal Underwriters Insurance Services of Texas, Inc.	TX	Universal Underwriters Management Company	100.00
Universal Underwriters Life Ins. Co.	KS	Universal Underwriters Insurance Company	100.00
Universal Underwriters Management Company	KS	Zurich Holding Company of America	100.00
Universal Underwriters of Texas Ins. Co.	TX	Universal Underwriters Insurance Company	100.00
Universal Underwriters Service Corp.	MO	Zurich Holding Company of America	100.00
Universal Underwriters Service Corp. of Texas	TX	Zurich Holding Company of America	100.00
Valiant Insurance Company	IA	Maryland Casualty Company	100.00
ZC Specialty Insurance Company	TX	Centre Solutions (US) Limited	100.00
ZC Sterling Corporation	DE	Centre Financial Services Holdings Limited	98.37
ZC Sterling Insurance Agency	CA	ZC Sterling Corporation	100.00
ZFSH, LLC	DE	Zurich Holding Company of America	100.00
Zurich Agency Services, Inc.	TX	Maryland Casualty Company	100.00
Zurich American Brokerage, Inc.	NY	Zurich Holding Company of America	100.00
Zurich American Insurance Company	NY	Zurich Holding Company of America	100.00
Zurich American Insurance Company of Illinois	IL	American Zurich Insurance Company	100.00
Zurich Benefit Finance, LLC	DE	Zurich Holding Company of America	100.00
Zurich CZI Management, Ltd.	DE	Zurich Holding Company of America	100.00
Zurich CZI Management Holding, Ltd.	DE	Zurich Holding Company of America	100.00
Zurich E&S Brokerage, Inc.	CA	Zurich American Insurance Company	100.00
Zurich Finance, USA	DE	Zurich Holding Company of America	100.00
Zurich Global Investment Advisors, LLC	DE	Zurich Holding Company of America	100.00
Zurich Group Holding	Switzerland	Zurich Financial Services	57.00
Zurich Group Holding	Switzerland	Allied Zurich PLC	43.00
Zurich Holding Company of America	DE	Zurich Insurance Company	99.87
Zurich Holding Company of America	DE	Crown Management Services Limited	00.13
Zurich Insurance Company	Switzerland	Zurich Group Holding	100.00
Zurich International (Bermuda) Ltd.	BDA	BG Investments Ltd.	29.27
Zurich International (Bermuda) Ltd.	BDA	Zurich Insurance Company	30.31
Zurich International (Bermuda) Ltd.	BDA	Aktiengesellscaft Assuricum	40.42
Zurich Premium Finance Company	NE	Empire Fire & Marine Insurance Company	100.00

Company	Domiciled	Ownership	%
Zurich Premium Finance Company of California	CA	Empire Fire & Marine Insurance Company	100.00
Zurich Warranty Management Services LTD	UK	Zurich Services Corporation	100.00
Zurich Services Corp.	IL	Zurich Holding Company of America	100.00
Zurich SF Holdings LLC	DE	Zurich American Insurance Company	100.00
Zurich Towers, Inc.	IL	Zurich Holding Company of America	100.00
Zurich Warranty Solutions, Inc.	IL	American Zurich Insurance Company	100.00

Zurich Financial Services conducts its primary insurance operations in the United States through:

(A)	Two property/casualty groups, each operating INDEPENDENTLY with its own staff:

Zurich U.S. Insurance Group

Farmers Insurance Group